OFFER TO PURCHASE FOR CASH
                    Up To 4,225,000 Shares of Common Stock
                                       of
                             RANGER INDUSTRIES, INC.
                                       at
                             $2.00 Per Share in Cash
                                       by
                           BUMGARNER ENTERPRISES, INC.



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      THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00
  P.M., NEW YORK CITY TIME, ON JANUARY 30, 2001, UNLESS THE OFFER IS EXTENDED.
  ---------------------------------------------------------------------------


                                December 29, 2000

To Our Clients:

      Enclosed for your consideration are the Offer to Purchase dated December 29, 2000 and the related Letter of Transmittal (which, as amended or supplemented from time to time, together, constitute the "Offer Documents") in connection with the offer by Bumgarner Enterprises, Inc. ("Bumgarner"), a Florida corporation, to purchase (the "Tender Offer") for cash up to 4,225,000 shares of common stock, par value $.01 per share (the "Shares"), of Ranger Industries, Inc., a Connecticut corporation ("Ranger"), at a purchase price of $2.00 per Share, net to the seller in cash (less any required withholding taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer Documents. Holders of Shares whose certificates representing such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to Continental Stock Transfer & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed procedures set forth in The Tender Offer - Procedure for Tendering Shares of the Offer to Purchase.

      We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

      Accordingly, we request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer Documents.

      Please note the following:

      1. The offer price is $2.00 per Share, net to you in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer Documents.

      2. The Tender Offer is being made for up to 4,225,000 (approximately 80%) of the outstanding Shares.

      3. The Tender Offer is being made pursuant to an Agreement and Plan of Merger and Reorganization dated as of December 29, 2000 (the "Merger Agreement"), among Bumgarner, Ranger and BEI Acquisition Corporation, a wholly owned subsidiary of Ranger. The Merger Agreement provides that BEI Acquisition Corporation will be merged with and into Bumgarner (the "Merger"), simultaneously with the completion of the Tender Offer, and Bumgarner will be the surviving corporation in the Merger.

      4. The board of directors of Ranger is not making any recommendation to you as to whether you should tender or refrain from tendering your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender. The Tender Offer is being made to all Ranger shareholders, including shareholders who are directors, officers or beneficial owners of more than five percent of Ranger common stock. Certain of Ranger's directors and executive officers, as well as certain beneficial owners of more than five percent of Ranger common stock, have advised Bumgarner that they intend to tender Shares in the Tender Offer.

      5. The Tender Offer, proration period and withdrawal rights expire at 5:00 P.M., New York City time, on January 30, 2001, unless the Tender Offer is extended.

      6. The Tender Offer is not conditioned on any minimum number of Shares being tendered. The Tender Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

      7. Any stock transfer taxes applicable to the sale of Shares to Bumgarner pursuant to the Tender Offer will be paid by Bumgarner, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

      8. Payment for Shares purchased pursuant to the Tender Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depositary of Trust Company, pursuant to the procedures set forth in The Tender Offer - Acceptance for Payment and Payment of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

      Except as disclosed in the Offer to Purchase, Bumgarner is not aware of any state in which the making of the Tender Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Bumgarner becomes aware of any valid state statute prohibiting the making of the Tender Offer or the acceptance of the Shares pursuant thereto, Bumgarner will make a good faith effort to comply with such state statute or seek to have such state statute declared inapplicable to the Tender Offer. If, after such good faith effort, Bumgarner cannot comply with such state statute, the Tender Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such states. In any jurisdiction in which the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Bumgarner by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

      If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Tender Offer.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                    UP TO 4,225,000 SHARES OF COMMON STOCK
                                       OF
                             RANGER INDUSTRIES, INC.

      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 29, 2000 and the related Letter of Transmittal in connection with the offer by Bumgarner Enterprises, Inc., a Florida corporation, to purchase up to 4,225,000 shares of common stock, par value $.01 per share (the "Shares"), of Ranger Industries, Inc., a Connecticut corporation.

      This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Documents.


---------------------------------------------  ---------------------------------------------------------
Number of Shares to be Tendered:*                               Sign Here
-------------------

Account Number:
                 ----------------------------     ---------------------------------------------------
                                                              Signature(s)


                                                  ---------------------------------------------------

                                                      Please Type or Print Name(s)


                                                      Please Type or Print Address


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                                                  Area Code and Telephone No.
                                                                              ------------------------
        Dated:
               ---------------------------                                    ------------------------
                                                                            Taxpayer Identification or
                                                                            Social Security Number
---------------------------------------------  ---------------------------------------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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